Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registrations Statements on Form S-8:

(1)File No. 333-279648 pertaining to the L.B. Foster Company 2022 Equity and Incentive Compensation Plan as Amended and Restated May 23, 2024,
(2)File No. 333-265362 pertaining to the L.B. Foster Company 2022 Equity and Incentive Compensation Plan,
(3)File No. 333-226502 pertaining to the L.B. Foster Company 401(k) and Profit Sharing Plan,
(4)File No. 333-226501 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan, as Amended and Restated,
(5)File No. 333-222213 pertaining to the L.B. Foster Company 401(k) and Profit Sharing Plan, and L.B. Foster Company Savings Plan for Bargaining Unit Employees,
(6)File No. 333-211749 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan, as Amended and Restated,
(7)File No. 333-208812 pertaining to Chemtec Energy Services 401(k) Plan,
(8)File No. 333-180118 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan,
(9)File No. 333-159470 pertaining to the L.B. Foster Company Savings Plan for Bargaining Unit Employees,
(10)File No. 333-135002 pertaining to the L.B. Foster Company 2006 Omnibus Incentive Plan as Amended and Restated, and
(11)File No. 333-65885 pertaining to the L.B. Foster Company Voluntary Investment Plan, and Retirement Savings Plan for Non-Union Hourly Employees

of our report dated March 6, 2024 (except for Note 1 - Correction of Immaterial Errors in Previously Issued Consolidated Financial Statements, as to which the date is November 1, 2024), with respect to the consolidated financial statements of L.B. Foster Company and Subsidiaries, and our report dated March 6, 2024 (except for the effect of the material weakness described in the third paragraph of that report, as to which the date is November 1, 2024), with respect to the effectiveness of internal control over Financial Reporting of L.B. Foster and Subsidiaries, included in this Form 10-K/A for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 1, 2024